UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

333-42427	J. CREW GROUP, INC. (Incorporated in New York) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On October 3, 2005, J. Crew Operating Corp. (“Operating”) entered into a commitment letter with Goldman Sachs Credit Partners L.P., Bear Stearns Corporate Lending Inc., Bear, Stearns & Co. Inc. and Wachovia Bank, National Association under which such institutions and their affiliates have committed to provide a senior secured term loan (the “Term Loan”) to Operating with a principal amount of up to $295 million, subject to Operating’s ability to increase the principal amount up to $335 million in certain circumstances. Operating intends to use the proceeds of the Term Loan, along with proceeds received from the proposed initial public offering of stock of J. Crew Group, Inc. (“Group”) and related transactions, to redeem Group’s outstanding preferred stock, to repay or redeem certain outstanding indebtedness of Group, the Company and Group’s other subsidiaries (collectively, “J. Crew”) and to pay fees and expenses related to such transactions. The closing and funding of the Term Loan are conditioned on (i) the satisfaction of certain customary conditions, (ii) the amendment of J. Crew’s existing revolving credit agreement with Wachovia Bank, National Association and certain other lenders (the “Revolving Credit Facility”) to permit the contemplated Term Loan, the repurchase or call for redemption of Group’s 9 3/4% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”) or the amendment of the indenture governing the Senior Subordinated Notes to permit the contemplated Term Loan, and (iii) the Term Loan being assigned a credit rating by certain ratings agencies. The Term Loan will be secured by security interests in substantially all of J. Crew’s assets, subject to inter-creditor arrangements to be negotiated with the lenders under the Revolving Credit Facility.

Item 8.01. Other Events

On October 3, 2005 Operating announced that it commenced a cash tender offer and consent solicitation for all of its outstanding Senior Subordinated Notes. A copy of Operating’s October 3, 2005 news release making the announcement is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release issued by J. Crew Operating Corp. on October 3, 2005, announcing the commencement of its cash tender offer and consent solicitation for all outstanding Senior Subordinated Notes.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current expectations or beliefs of the Company concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in

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The Company’s Form 10-K and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and
Chief Financial Officer

Date:	October 3, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by J. Crew Operating Corp. on October 3, 2005, announcing the commencement of its cash tender offer and consent solicitation for all outstanding Senior Subordinated Notes.

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